SECOND AMENDMENT TO LOAN AGREEMENT

     This SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of September 23, 2003, is made by and between ARCPI HOLDINGS, INC., a Delaware corporation ("Borrower"), and HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Lender").

                                    Recitals
                                    --------

     A. Borrower and Lender have entered into that certain Amended and Restated Loan Agreement, dated as of September 30, 2002 (the "Original Loan Agreement"), made by and between Borrower and Lender. Capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Original Loan Agreement, as amended by that certain First Amendment to Loan Agreement dated March 31, 2003, and as further amended by this Amendment (as so amended, the "Loan Agreement").

     B. Borrower and Lender are concurrently herewith entering into that certain Contract of Acquisition ("Contract of Acquisition") pursuant to which, among other things, Borrower will be selling to Lender, Borrower's applicable interest in certain of the Facilities, all as more particularly set forth in the Contract of Acquisition.

     C. Borrower has requested that Lender permit a partial repayment of the Loan and consent to certain actions, all as more particularly set forth herein.

     D. Lender is willing to agree to the amendments, on the terms and conditions set forth in this Amendment.

                                    Agreement
                                    ---------

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, Borrower and Lender agree as follows:

     1. Partial Prepayment. Notwithstanding Section 2.4 of the Loan Agreement, Lender hereby consents to a partial prepayment of the Loan in an amount equal to $51,825,956.00, which amount shall be applied first to accrued but unpaid interest as of the Effective Date hereof and then to reduce the principal amount of the Loan. The foregoing consent shall not be deemed or construed to constitute Lender's consent or approval of any other prepayments, and all future prepayments shall be subject in all respects to the provisions of Section 2.4 of the Loan Agreement.

     2. Consent of Lender. Lender hereby consents to Borrower entering into, and causing its Affiliates to enter into, each of the Transaction Documents (as defined in the Contract of Acquisition) and consummate the transactions contemplated thereby in accordance with the terms thereof, including but not limited to the transactions set forth in the Recitals thereto. In addition, Lender hereby consents to Fort Austin Limited Partnership entering into the Management Agreement (as defined below) and Borrower entering into the Guaranty of Management Agreement (as defined below). The parties acknowledge that this Amendment is one of the Transaction Documents contemplated by the Contract of Acquisition.


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

     3. Amendments To Loan Agreement. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of Borrower set forth in this Amendment, the Loan Agreement is hereby amended as follows:

          (a) Schedule I. Schedule I shall be amended and restated in its entirety with the information on Exhibit A attached hereto and incorporated herein. Any definition in the Loan Agreement referencing Schedule I shall be deemed to reference Schedule I attached hereto.

          (b) Schedule 2.3(b). Schedule 2.3(b) shall be amended and restated in its entirety with the information on Exhibit B attached hereto and incorporated herein.

          (c) Schedule 5.4(g)(iv). Schedule 5.4(g)(iv) shall be amended and restated in its entirety with the information on Exhibit C attached hereto and incorporated herein.

          (d) Amended Definitions. Each of the following definitions shall be amended and restated in its entirety as follows:

               (i) "Debt Service Coverage Ratio" means, for any period, the ratio obtained by dividing (i) Adjusted Net Operating Income for such period by (ii) the sum of (A) the cash payments required on the Loan during such period plus (B) the aggregate principal and interest payments on the First Mortgage Loans during such period (excluding therefrom any principal paid in connection with a Permitted Refinancing Loan or a Permitted Payoff) plus (C) the net payments, if any, made on the Required Interest Hedge during such period."

               (ii) "HCPI Guaranty" means each of that certain Guaranty of
                    Obligations dated March 29, 2002 with respect to the Phase I Master Lease, and that certain Guaranty of Obligations dated of even date herewith with respect to the New Separated Master Lease.

               (iii)"HCPI Lease" means each of the Phase I Master Lease and the
                    New Separated Master Lease. As used in any provision relating to a default hereunder, including but not limited to Section 6.1(n), "HCPI Lease" shall mean either or both of the foregoing leases, as applicable.

               (iv) "HCPI Lessees" means each of the Phase I Master Lease
                    Lessees and the Separated Lease Lessees. As used in any provision relating to a default hereunder, "HCPI Lessee" shall mean either or both of the foregoing lessees, as applicable.

               (v) "Master Lease" means that certain Master Lease, dated as of September 30, 2002, between the Property Owners, on the one hand, and the Property Operators, on the other hand, as amended by that certain First Amendment to Master Lease of even date herewith.


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

          (e) New Definitions. The following new defined terms shall be added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

               (i) "Guaranty of Management Agreement" means Borrower's guaranty of Fort Austin Limited Partnership's obligations under the Management Agreement, as set forth in the Management Agreement.

               (ii) "Land Loan" means the loan in the principal amount of
                    $7,000,000 made by Lender to Borrower pursuant to that certain Contract of Acquisition and Loan Agreement dated of even date herewith.

               (iii)"Land Loan Documents" means (A) that certain Secured
                    Promissory Note of even date herewith by and between Lender and Borrower, evidencing the Land Loan, and (B) that certain Deed of Trust dated of even date herewith securing the Land Loan, and (C) any other documents executed or delivered by Borrower in connection with the Land Loan.

               (iv) "Management Agreement" means that certain Management
                    Agreement of even date herewith by and between Fort Austin Limited Partnership, a Texas limited partnership, as manager, and Park Place Investments, LLC, a Kentucky limited liability company, as lessee, with respect to the retirement center located in Denver, Colorado, commonly known as "Park Place".

               (v) "New Separated Master Lease" means that certain Master Lease of even date herewith by and between ARC Santa Catalina Real Estate Holdings, LLC and Fort Austin Real Estate Holdings, LLC, both of which are Delaware limited liability companies and are collectively, lessor, and the Separated Lease Lessees, as lessees, together with that certain Assignment and Assumption Agreement dated of even date herewith by and between ARC Santa Catalina Real Estate Holdings, LLC, ARC SC Holdings, LLC, and Fort Austin Real Estate Holdings, LLC, as assignors, and Lender and Borrower, as assignee, and that certain Assignment and Assumption Agreement dated of even date herewith by and between Borrower, as assignor, and Arizona/Denver HCP REVX, LLC, as assignee.

               (vi) "Phase I Master Lease" means that certain Master Lease dated as of March 29, 2002, between HCPI and Texas HCP Holding, L.P., a Delaware limited partnership, on one hand, and the Phase I Master Lease Lessees, on the other hand.

               (vii)"Phase I Master Lease Lessees" means, collectively, ARC
                    Carriage Club of Jacksonville, Inc., a Tennessee corporation; ARC Delray Beach, LLC, a Tennessee limited liability company; ARC Post Oak, L.P., a Tennessee limited partnership; ARC Richmond Heights, LLC, a Tennessee limited liability company; ARC Shavano, L.P., a Tennessee limited partnership, ARC Boynton Beach, LLC, a Tennessee limited liability company; and ARC Victoria, L.P., a Tennessee limited partnership.


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

               (viii) "Separated Lease Lessees" means, collectively, Fort Austin
                    Limited Partnership, a Texas limited partnership, and ARC Santa Catalina, Inc., a Tennessee corporation.

          (f) Deleted References. All references to ARC Santa Catalina, ARC SC Holdings, ARC Somerby, ARC Fleetwood Entities, Ft. Worth Facility, Sinking Fund Reserve Account and Somerby Purchase Option shall be deleted.

          (g) Section 2.3(a). The first sentence of Section 2.3(a) and the table set forth therein shall be amended and restated in its entirety as follows:

                "On each Payment Date (other than the Payment Date occurring in October 2003, on which Borrower shall make a cash payment to Lender in an amount equal to $113,695.70, which amount shall represent accrued but unpaid interest from the Effective Date through September 30, 2003), Borrower shall make a cash payment to Lender in an amount equal to the amount for such Payment Date set forth in the following table:

       Period                                                      Payment
       ------                                                      -------

       From the Effective Date through February 1, 2004             $1,705,436
       After February 1, 2004 through February 1, 2005              $1,810,476
       After February 1, 2005 through February 1, 2006              $1,915,516
       After February 1, 2006 through February 1, 2007              $2,020,556
       After February 1, 2007 through the Maturity Date             $2,125,596"


          (h)  Sections 5.1(a), 5.3(n)(i)(C) and 5.3(n)(iv). Sections 5.1(a),
               5.3(n)(i)(C) and 5.3(n)(iv) shall each be amended and restated in their entirety as follows:

                                    "[Intentionally Deleted]"

          (i) Section 5.1(b). The reference to "$31,600,000" in Section 5.1(b) shall be amended and restated to be "$16,500,000"; the reference to "$8,474,400" shall be amended and restated to be "$4,410,400"; and the reference to "$8,672,400" shall be amended and restated to be "$4,513,500".

          (j) Section 5.4(a). The following section shall be added to the Loan Agreement as Section 5.4(a)(xi):

               "(xi) any Lien created under any Land Loan Documents."


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

          (k) Section 5.4 (b)(xi). The following section shall be added to the Loan Agreement as Section 5.4(b)(xi):

               "(xi) Indebtedness incurred pursuant to the Land Loan Documents."

          (l) Section 5.4(c)(iii). Section 5.4(c)(iii) shall be amended and restated in its entirety as follows:

               "(iii) Contingent Obligations incurred pursuant to the Management
                    Agreement; and"

          (m)  Section 5.4(f). The following subsection (vi) shall be added to
               Section 5.4(f):

               "(vi) For Fort Austin LP, make advances in accordance with the
                    Management Agreement."

          (n) Section 5.4(g)(xi). Section 5.4(g)(xi) shall be amended and restated in its entirety as follows:

               "(xi) For Fort Austin LP, the business of (x) operating the Ft.
                    Worth Facility and Austin Facility (as such terms are defined in the New Separated Master Lease), and (y) serving as the manager under the Management Agreement;"

          (o) Section 6.1. The following section shall be added to the Loan Agreement as Section 6.1(o):

               "(o) Land Loan Documents. Borrower (i) fails to pay when due any monetary obligation under the Land Loan Documents or (ii) fails to perform or observe (giving effect to all applicable cure periods) any material term, covenant or agreement contained in the Land Loan Documents;"

          (p) HCPI Loan Reserve Account. After the partial prepayment described in Section 1 of this Amendment, Borrower shall have paid all current interest on the Loan through the Effective Date. Lender hereby agrees to release $1,691,763.44 from the HCPI Loan Reserve Account promptly after the Effective Date. Notwithstanding
               Section 5.4(n)(vi) of the Loan Agreement, for the Distribution Date in October 2003 only, Borrower shall deposit into the HCPI Loan Reserve Account an amount equal to $113,695.70, and such amount shall be immediately released to Lender pursuant to
               Section 2.3(a) of the Loan Agreement, as amended herein. All deposits into the HCPI Loan Reserve Account after the Distribution Date in October 2003 shall be in accordance with
               Section 5.4(n)(vi) of the Loan Agreement.

          (q) Separateness Covenant. Borrower shall, within 60 days of the date hereof, cause each Subsidiary to amend all of its respective organizational documents currently containing separateness covenants (including, but not limited to charters, bylaws, limited liability company operating agreements and limited partnership


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

               agreements) to add that such Subsidiary will not permit any Affiliate to guarantee its debt or obligations except as may be expressly provided for by the terms of the Loan Agreement or the HCPI Lease.

     4. Representations And Warranties of Borrower. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

          (a) Power and Authority. Borrower has the corporate or other organizational power: (i) to carry on its business as now being conducted and as proposed to be conducted by it; (ii) to execute, deliver and perform this Amendment and to perform the Loan Agreement; and (iii) to take all action as may be necessary to consummate the transactions contemplated hereunder and thereunder.

          (b) Due Authorization. The execution, delivery and performance by Borrower of this Amendment and the Loan Agreement have been duly authorized by all necessary corporate or other organizational action, and do not contravene (i) Borrower's charter or bylaws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting Borrower, and do not result in or require the creation of any Lien upon or with respect to any of its respective properties.

          (c) Binding and Enforceable. This Amendment has been duly executed and delivered by Borrower and the Amendment and the Loan Agreement are legally valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

          (d) No Defaults. No Default or Event of Default has occurred and is continuing.

          (e) No Conflicts or Restrictions. The execution, delivery and performance by Borrower of this Amendment and the performance of the Loan Agreement do not and will not (i) conflict with, result in a breach of, or constitute (with or without notice or the lapse of time or both) a default under, any material agreement, document or other instrument of Borrower or binding on Borrower or any property of Borrower; or (ii) result in or require the creation or imposition of any Lien upon any of the property or assets of Borrower.

          (f) No Material Adverse Effect. No event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

          (g) Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.


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

     5. Conditions To Effectiveness Of This Amendment. This Amendment shall be effective as of September 23, 2003 (the "Effective Date") only if and when signed by, and when counterparts hereof shall have been delivered to Lender (by hand delivery, mail or telecopy) by Borrower and Lender and only if and when each of the following conditions is satisfied:

          (a) No Default or Event of Default; Accuracy of Representations and Warranties. No Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and Borrower shall have delivered to Lender a certificate confirming such matters.

          (b) Other Documents. Lender shall have received such documents as Lender may reasonably request in connection with this Amendment.

     6. Effect Of Amendment; Ratification. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Loan Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect, and that none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. Entire Agreement. This Amendment, together with the other Loan Documents, embodies the entire agreement and understanding between Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof.

     9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10. Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

         [signatures follow; remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

          ARCPI HOLDINGS, INC., a Delaware corporation, as Borrower



          By:
              --------------------------------------------
          Name:
               -------------------------------------------
          Title:
                ------------------------------------------



          HEALTH CARE PROPERTY INVESTORS, INC.,
          a Maryland corporation, as Lender



          By:
              --------------------------------------------
          Name:
               -------------------------------------------
          Title:
                ------------------------------------------

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